UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant ☒   Filed by a Party other than the Registrant ☐

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☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

Greer Bancshares Incorporated

(Name of Registrant as Specified in Its Charter)

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NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD APRIL 27, 2006

NOTICE IS HEREBY GIVEN that the Annual Meeting of the Shareholders of Greer Bancshares Incorporated will be held on Thursday, April 27, 2006, at 3:00 p.m., local time, at the West Poinsett Street office of Greer State Bank, 1111 West Poinsett Street, Greer, South Carolina, for the following purposes:

1.	To elect two directors to hold office until the 2009 Annual Meeting of Shareholders or until their successors have been duly elected and qualified, and

2.	To transact such other business as may properly come before the Annual Meeting or any adjournments of the meeting.

Only those shareholders of the Company of record at the close of business on March 10, 2006 are entitled to vote at the Annual Meeting or any adjournments thereof. A complete list of shareholders will be available at the Company’s offices prior to the meeting.

YOU ARE CORDIALLY INVITED TO ATTEND THE ANNUAL MEETING IN PERSON. EACH SHAREHOLDER IS REQUESTED TO DATE, SIGN, AND RETURN THE ACCOMPANYING PROXY IN THE ENCLOSED POSTAGE PAID, RETURN ENVELOPE, WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING. YOU MAY, IF YOU WISH, WITHDRAW YOUR PROXY AND VOTE YOUR SHARES IN PERSON AT THE ANNUAL MEETING.

By Order of the Board of Directors,

/s/ David M. Rogers
David M. Rogers
Greer, South Carolina	Chairman, Board of Directors
March 31, 2006	Greer Bancshares Incorporated

GREER BANCSHARES INCORPORATED

1111 West Poinsett Street

Greer, South Carolina 29650

PROXY STATEMENT

ANNUAL MEETING OF SHAREHOLDERS TO BE HELD APRIL 27, 2006

Our Board of Directors is soliciting proxies for the 2006 Annual Meeting of Shareholders to be held on Thursday, April 27, 2006 at 3:00 p.m., local time. The meeting will be held at Greer State Bank’s West Poinsett Street office, 1111 West Poinsett Street, Greer, South Carolina for the purposes set forth in the accompanying Notice of Annual Meeting of Shareholders. The approximate date of the mailing of this Proxy Statement and accompanying Proxy is March 31, 2006.

Who is Entitled to Vote; Other Voting Matters

The Board has set March 10, 2006 as the record date for the meeting. Only shareholders owning the Company’s common stock on that date will be entitled to vote at the meeting. At the close of business on that day, there were outstanding 2,455,310 shares of the Company’s common stock. Each share of common stock is entitled to one vote on all matters presented at the Annual Meeting. In accordance with the Company’s articles of incorporation, cumulative voting will not be permitted.

The presence, in person or by proxy, of the holders of one third of the total number of shares of common stock entitled to vote at the meeting is necessary to constitute a quorum at the meeting. Since many shareholders cannot attend the meeting, it is necessary that a large number be represented by proxy. Accordingly, the Board of Directors has designated proxies to represent those shareholders who cannot be present in person and who desire to be so represented. In the event there are not sufficient votes for a quorum or to approve or ratify any proposal at the time of the Annual Meeting, the meeting may be adjourned in order to permit the further solicitation of proxies.

Many of our shareholders hold their shares through a stockbroker, bank, or other nominee rather than directly in their own name. If you hold our shares in a stock brokerage account or by a bank or other nominee, you are considered the beneficial owner of shares held in street name, and these materials are being forwarded to you by your broker or nominee, which is considered the shareholder of record with respect to those shares. As the beneficial owner, you have the right to direct your broker or nominee how to vote and are also invited to attend the annual meeting. However, since you are not the shareholder of record, you may not vote these shares in person at the meeting unless you obtain a signed proxy from the shareholder of record giving you the right to vote the shares. Your broker or nominee has enclosed or provided a voting instruction card for you to use to direct your broker or nominee how to vote these shares.

The election of directors will be determined by a plurality vote. We will count abstentions and broker non-votes, which are described below, in determining whether a quorum exists. Brokers who hold shares for the accounts of their clients may vote these shares either as directed by their clients or in their own discretion if permitted by the exchange or other organization of which they are members. Proxies that brokers do not vote on some proposals but that they do vote on others are referred to as “broker non-votes” with respect to the proposals not voted upon. A broker non-vote does not count as a vote in favor of or against a particular proposal for which the broker has no discretionary voting authority. In addition, if a shareholder abstains from voting on a particular proposal, the abstention does not count as a vote in favor of or against the proposal.

Availability of Voting by Proxy; Revocability of Proxies

When you sign the proxy card, you appoint Walter M. Burch, Gary M. Griffin and C. Don Wall, and each of them individually, as your representatives at the meeting. Mr. Burch, Mr. Griffin and Mr. Wall will vote your proxy as you have instructed them on the proxy card. If you submit a proxy but do not specify how you would like it to be voted, Mr. Burch, Mr. Griffin and Mr. Wall will vote your proxy for the election to the Board of Directors of all nominees listed below under “Election of Directors.” We are not aware of any other matters to be considered at the meeting. However, if any other matters properly come before the meeting, Mr. Burch, Mr. Griffin and Mr. Wall will vote your proxy on such matters in accordance with their judgment.

You may revoke your proxy and change your vote at any time before the polls close at the meeting. You may do this by signing and delivering another proxy with a later date or by voting in person at the meeting.

Solicitation of Proxies

The solicitation of proxies for our annual meeting is being made by the Board of Directors on behalf of the Company. We are paying for the costs of preparing and mailing the proxy materials and of reimbursing brokers and others for their expenses of forwarding copies of the proxy materials to our shareholders. Our officers and employees may assist, by telephone or otherwise, in soliciting proxies but will not receive additional compensation for doing so. We are distributing this proxy statement on or about March 31, 2006.

We are mailing our 2005 Annual Report along with this proxy statement. The annual report contains financial statements reflecting our financial position and results of operations at and for the three years ended December 31, 2005. The annual report, however, is not part of this proxy statement.

ELECTION OF DIRECTORS

Proposal 1 on the Proxy

General Information Regarding Election of Directors

The Board of Directors is divided into three classes with staggered terms, so that the terms of only approximately one-third of the board members expire at each annual meeting. The Board of Directors is currently comprised of 11 directors.

Shareholders will elect two nominees at the meeting to serve three-year terms, expiring at the 2009 annual meeting of shareholders. The directors will be elected by a plurality of the votes cast at the meeting. This means that the two nominees receiving the highest number of votes will be elected.

The board of directors recommends that you elect the two nominees identified below as directors. If you submit a proxy but do not specify how you would like it to be voted, Mr. Burch, Mr. Griffin and Mr. Wall will vote your proxy to elect these nominees. If any of these nominees is unable or fails to accept nomination or election (which we do not anticipate), Mr. Burch, Mr. Griffin and Mr. Wall will vote instead for a replacement to be recommended by the Board of Directors.

Identification of Nominees

The following table sets forth information concerning the two persons nominated as directors, as well as directors continuing in office.

Name	Age	Position or Office with the Company	Director Since
Nominees for Three Year Terms Expiring in 2008
Mark S. Ashmore	49	Director	2002
Harold K. James	54	Director	1988

Continuing Directors with Terms Expiring in 2007
Walter M. Burch	64	Director	1988
Paul D. Lister	61	Director	1988
C. Don Wall	62	Director	1988
Theron C. Smith, III	57	Director	2000

Continuing Directors with Terms Expiring in 2008
Gary M. Griffin	51	Director	1992
Kenneth M. Harper	41	Director, President	2004
R. Dennis Hennett	63	Director, CEO	1988
David M. Rogers	51	Director, Chairman	1988

Resignation of Anthony C. Cannon

Anthony C. Cannon has notified the Company that he has accepted employment requiring his relocation outside the state of South Carolina and he will no longer be able to serve on the Company’s Board of Directors. Mr. Cannon’s term as a director will expire on April 27, 2006, the date of the Annual Meeting, and his resignation will take effect on that date. Due to the timing of the notice of resignation, the Board of Directors did not have sufficient time to adequately seek and evaluate replacement director candidates in time for the Annual Meeting. The Board of Directors may subsequently fill the vacancy left by Mr. Cannon, and such director would serve until the 2007 Annual Meeting of Shareholders.

Experience of the Board of Directors (All directors have been engaged in their present occupation at least five years, except for Mr. Harper as indicated below.)

Mr. Ashmore is President of Ashmore Bros., Inc./Century Concrete, a local paving company.

Mr. Burch is General Manager and Co-Publisher of The Greer Citizen, a local weekly newspaper.

Mr. Griffin is Vice President of Mutual Home Stores, a group of retail stores in the Greenville-Spartanburg area.

Mr. Harper is President of the Company and the Bank. Prior to joining the Company in July 2004, Mr. Harper served in various capacities with Carolina First Bank in Greenville, South Carolina.

Mr. Hennett is Chief Executive Officer of the Company and the Bank.

Mr. James is Vice President and Broker-in-Charge of the James Agency, a local insurance and real estate company.

Mr. Lister is a Certified Public Accountant, with a local practice.

Mr. Rogers is President of Joshua’s Way Inc., a local non-profit organization.

Mr. Smith is an optometrist with a local practice.

Mr. Wall is a pharmacist and President of Professional Pharmacy, Incorporated, located in Greer.

GOVERNANCE OF THE COMPANY

Our business and affairs are managed under the direction of the Board of Directors in accordance with the South Carolina Business Corporation Act of 1988 and our Articles of Incorporation and Bylaws. Members of the Board of Directors are kept informed of our business through discussions with management, by reviewing materials provided to them and by participating in meetings of the Board of Directors and its committees. The corporate governance practices that we follow are summarized below.

Code of Ethics

The Board of Directors has approved a Code of Ethics for our directors and senior officers. The Code of Ethics addresses such topics as the ethical handling of actual and apparent conflicts of interest; full, fair, accurate, timely and understandable disclosure in SEC filings and other public communications; compliance with laws; prompt reporting of ethics violations; and adherence to the code. The Code of Ethics supplements our personnel policy guidelines for ethical conduct applicable to all employees.

Meeting Attendance

Board and Committee Meetings. The Board of Directors held 12 meetings in 2005. All of the directors attended at least 75% of the aggregate of such Board meetings and the meetings of each committee on which they served.

Annual Meeting of Shareholders. Our policy regarding attendance by members of the Board of Directors at our annual shareholders’ meetings is that directors are expected to attend, unless there is an unavoidable conflict that prevents their attendance. All eleven of our directors attended the annual meeting in 2005.

Committees of the Board. Our Board of Directors has appointed a number of committees, including a compensation committee, corporate governance committee, and an audit committee.

Compensation Committee. Our compensation committee, which met four times in 2005, establishes and monitors our employee benefits program and personnel policies. This committee reviews annually the recommendations of executive management regarding administration of salaries and benefits costs. In 2005, the compensation committee was comprised of Messrs. Ashmore, Chairman; James, Lister, Rogers and Smith. In addition, Mr. Hennett, as our Chief Executive Officer, and Mr. Harper, as our President, present recommendations from executive management and participate in discussions affecting the compensation of all employees, except themselves. The compensation committee also administers our executive officer and director compensation plans. The 2005 Incentive Equity Plan is also administered by the compensation committee, which decides awards of stock options to be granted to key employees.

Corporate Governance Committee. Our corporate governance committee is responsible for issues relating to asset/liability management, technology and marketing. This committee also has the function of recommending to the Board of Directors nominees for election as directors. The current members of the corporate governance committee are Messrs. Griffin (Chairman), Burch, Cannon, Rogers and Wall, each of whom is considered to be independent under the National Association of Securities Dealers listing standards. The corporate governance committee adopted a formal charter in 2005, which is attached as Annex A.

For directors previously elected by shareholders to serve on the Board and whose terms of service are expiring, the nominating committee considers whether to recommend to the Board the nomination of those directors for re-election for another term of service. The nominating committee also considers whether to recommend to the Board the nomination of persons to serve as directors whose nominations have been recommended by shareholders.

Any shareholder may recommend the nomination of any person to serve on the Board. Our policy is to require a shareholder to submit the name of the person to the secretary of the Company in writing no later than (i) with respect to an election to be held at an annual meeting of shareholders, 90 days in advance of such meeting; and (ii) with respect to an election to be held at a special meeting of shareholders for the election of directors, no more than seven days after notice of the special meeting is given to shareholders. Each notice must set forth: (i) the name and address of the shareholder who intends to make the nomination and of the person or persons to be nominated; (ii) a representation that the shareholder is a holder of record of stock of the company entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; (iii) a description of all arrangements or understandings between the shareholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the shareholder; (iv) such other information regarding each nominee proposed by such shareholder as would be required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission, had the nominee been nominated, or intended to be nominated, by the Board of Directors; and (v) the consent of each nominee to serve as a director of the company if so elected. The chairman of the meeting may refuse to acknowledge the nomination of any person not made in compliance with the foregoing procedure. Any person recommended for nomination as a director must, according to South Carolina law, own not less than 100 shares of Company stock.

The corporate governance committee considers a number of factors in determining whether to recommend to the Board the nomination of any person for election as a director. While no single factor is determinative, the following factors are considered by the corporate governance committee in considering any potential nominee:

•	educational background,

•	work experience,

•	character,

•	business acumen,

•	ability to grasp business and financial concepts,

•	knowledge or experience related to banking or financial services,

•	previous service on boards (particularly of public companies),

•	willingness and ability to devote time and energy to the duties of a director,

•	a desire and ability to help enhance shareholder value,

•	reputation in the community,

•	whether the nominee has any history of criminal convictions or violations of SEC rules,

•	actual or potential conflicts of interest, and

•	any other factor that the nominating committee considers relevant to a person’s potential service on the Board of Directors.

The Board of Directors also considers the foregoing criteria in determining whether to nominate any person for election by the shareholders.

In determining whether to nominate any person for election by the shareholders, the Board assesses the appropriate size of the Board of Directors, consistent with the bylaws of the Company, and whether any vacancies on the Board are expected due to retirement or otherwise. If vacancies are anticipated, or otherwise arise, the Board will consider various potential candidates for director recommended by the corporate governance committee. Candidates may come to the attention of the committee or Board through a variety of sources including, but not limited to, current members of the Board, shareholders, or other persons. The corporate governance committee and Board of Directors consider properly submitted recommendations by shareholders who are not directors, officers, or employees of the Company on the same basis as candidates recommended by any other person.

The Company does not pay a third party to assist in identifying and evaluating candidates.

Audit Committee. The audit committee, which met five times in 2005, selects the Company’s independent auditors, determines the scope of the annual audit, determines whether the Company has adequate administrative, operational, and internal accounting controls, and determines whether the Company is operating according to established policies and procedures. The members of the audit committee are Messrs. Smith (Chairman), Cannon, and Lister. The Board of Directors has adopted a formal Audit Committee Charter which establishes the audit committee and its responsibility for engaging a qualified CPA firm to audit the Company’s financial statements annually to be presented to the shareholders.

It is our policy that the committee be comprised of outside directors, who will ensure that the Company’s internal audit function is independent of Company management and the audit is performed competently. Each of the members of our audit committee is considered “independent” under Rule 4350(d) of the National Association of Securities Dealers Marketplace Rules. The Board of Directors has also determined that Mr. Lister is an Audit Committee Financial Expert, based on his qualifications and the requirements of the Sarbanes-Oxley Act.

Compensation of Directors

Base Compensation. During 2005 all directors except the Chairman received $1,300 for each regular meeting of the Board of Directors. The Chairman of the Board of Directors received $1,600 for each regular meeting. In addition to the monthly fees paid, each director who was not an employee of the Company was paid a bonus of $1,300 for service in 2005. Directors are not compensated for committee meetings or special board meetings.

Directors’ Deferred Compensation Plan. A Directors’ Deferred Compensation Plan was instituted in 1996. The plan allows directors’ board fees to be deferred and earn interest at a rate equal to the Company’s return on average equity (with a minimum interest rate of 7% and a maximum of 12%). The rate of interest paid during 2005 was 12%. The following directors participated in the plan:

	Total Deferred As of 12/31/05	Total Amount Deferred - 2005	Total Interest Earned – 2005
Mark S. Ashmore	$8,995.36	$7,800.00	$545.36
Anthony C. Cannon	$15,985.68	$3,600.00	$1,522.36
Gary M. Griffin	$53,525.58	$12,000.00	$5,091.15
R. Dennis Hennett	$65,782.07	$15,600.00	$6,223.05
Harold K. James	$68,752.24	$15,600.00	$6,529.45
Paul D. Lister	$202,488.98	$15,600.00	$20,858.39
David M. Rogers	$159,273.03	$0.00	$17,064.75
Charles D. Wall	$200,965.43	$15,600.00	$20,695.15

Directors’ Supplemental Life Insurance/Split Dollar Plan. In 2000, in order to help finance the interest to be paid on the directors’ deferred compensation, the Company entered into Split Dollar Life Insurance Agreements with certain directors. The agreements provide the directors with the opportunity to receive supplemental life insurance benefits of $100,000 after seven years of service, increased each year until termination of service by an inflation factor of 4%. The Bank applied for and owns a life insurance policy on certain directors (listed below). By way of a separate split dollar agreement, the policy interests are divided between the Bank and the director. The Bank owns the policy cash surrender value, including the accumulated policy earnings, and the policy death benefits over and above the cash surrender value are endorsed to the director and his named beneficiary. The Bank reports to the participant each year the economic value of the insurance coverage as taxable income. The following individuals are included in the plan:

	Initial Split Dollar Death Benefit	Projected Post Retirement Death Benefit
Walter M. Burch	$100,000	$173,168
Gary Griffin	100,000	277,247
Harold K. James	100,000	246,472
Paul D. Lister	100,000	194,790
David M. Rogers	100,000	288,337
C. Don Wall	100,000	180,094

Option Grants Pursuant to Greer State Bank Directors Incentive Plan. In 2005, each of the following non-employee directors of the Company received options to purchase 1,500 shares of common stock of the Company pursuant to the Greer State Bank Directors Incentive Plan (the “Directors Plan”): Mark S. Ashmore, Walter M. Burch, Anthony C. Cannon, Gary M. Griffin, Harold K. James, Paul D. Lister, David M. Rogers, Theron C. Smith, III and C. Don Wall. The Directors Plan provides for the grant of non-qualified options for up to a maximum of 52,745 shares of common stock of the Company. The plan applies only to non-employee directors of the Company. The exercise price for each option is the fair market value of the shares of common stock subject to the option on the date of grant. The 2005 options were granted on April 28, 2005 at an exercise price of $20.00. The options are exercisable six months and one day following the date of grant, and will be assumed by a surviving entity in the event of a change in control of the Company.

Security Holders’ Communications with the Board

Any shareholder desiring to communicate with the board of directors, or with specific individual directors, may do so by writing to the secretary of the board, Theron C. Smith, III, at Greer Bancshares Incorporated, Post Office Box 1029, Greer, South Carolina 29652. The secretary has been instructed to promptly forward all such communications to the individual to whom the correspondence is addressed.

EXECUTIVE OFFICERS

Our executive officers include only those officers at the executive vice president level and above. The only executive officers of the Company are Mr. Hennett, our Chief Executive Officer, Mr. Harper, our President and Mr. Medlock, our Chief Financial Officer. Our executive officers of the Bank and Greer Financial Services Corporation include:

Name	Age	Title	Bank Officer Since
R. Dennis Hennett	63	Chief Executive Officer - Bank	1987
Kenneth M. Harper	41	President - Bank	2004
Sandra I. Burdette	63	EVP & Chief Operations Officer - Bank	1988
J. Richard Medlock, Jr.	49	EVP & Chief Financial Officer - Bank	1988
E. Pierce Williams, Jr.	50	EVP & Chief Credit Officer - Bank	1992
Roger Sims	50	President – Greer Financial Services Corp	1998

Business Experience of Executive Officers

Mr. Hennett has been Chief Executive Officer of Greer State Bank since the Bank’s inception in 1988. He also served as President from 1988, until Mr. Harper was named President in July 2004.

Mr. Harper was named President of the Bank in July 2004. From 1995 until joining Greer State Bank, he served as a commercial lending officer, commercial banking manager, and executive vice president and market president at Carolina First Bank in Greenville, SC.

Ms. Burdette is an Executive Vice President and the Chief Operations Officer of Greer State Bank and has managed the Operations area of the Bank since the Bank’s opening in 1989.

Mr. Medlock is an Executive Vice President and the Chief Financial Officer of the Company. He has been with the Bank since its opening in 1989 and in his current capacity since 1992.

Mr. Williams is an Executive Vice President and Senior Credit Officer of Greer State Bank. He was hired by the Bank in 1992 and has been a commercial lender since 1993.

Mr. Sims is President of Greer Financial Services Corporation, which is an alternative investment subsidiary of Greer State Bank. He has been employed by Greer Financial Services Corporation since 1996.

Family and Other Relationships

The only family relationships among executive officers and directors are as follows: David Rogers (director) is married to the sister of Roger Sims’ (Executive Officer) wife.

None of the executive officers serve as directors of other companies.

COMPENSATION OF EXECUTIVE OFFICERS

Summary of Cash and Certain Other Compensation

The following table presents information relating to compensation we paid for the fiscal years ended December 31, 2005, 2004 and 2003 to our Chief Executive Officer and the next four most highly compensated executives who received aggregate cash compensation in excess of $100,000 in 2005, collectively referred to as our “named executive officers.”

Name & Principal Position	Fiscal Year	Salary[1]	Bonus[2]		Other Annual Compensation	Securities Underlying Options/SARS (#) Granted	All Other Compensation[3]
R. Dennis Hennett	2005	$279,725	$40,000		—	15,000/19,750	$12,206
CEO	2004	208,427	20,000		—	0/19,750	11,786
	2003	190,694	22,500		—	0/0	11,186

Kenneth M. Harper	2005	$166,265	$40,000		—	1,000/0	$192
President	2004	75,467	13,400	[4]	—	50,000/0	64
	2003	N/A	N/A		—	N/A	N/A

Sandra I. Burdette	2005	$134,829	$10,000		—	500/0	$49,796
Chief Operations Officer	2004	98,263	7,500		—	0/0	4,424
	2003	94,347	10,000		—	2,500/0	4,565

J. Richard Medlock, Jr.	2005	$127,234	$18,500		—	3,700/0	$4,594
Chief Financial Officer	2004	95,707	7,500		—	5,000/0	4,001
	2003	88,885	10,000		—	2,500/0	4,021

E. Pierce Williams, Jr.	2005	$114,550	$7,500		—	1,700/0	$4,533
Chief Credit Officer	2004	97,057	7,500		—	5,000/0	4,050
	2003	92,707	10,000		—	0/0	4,172

[1]	Represents salary, directors’ fees, and deferred compensation expense (which in 2005 totaled $84,125 for Mr. Hennett, $590 for Mr. Harper, $38,579 for Ms. Burdette, $27,234 for Mr. Medlock, and $17,550 for Mr. Williams in 2005.) The deferred compensation amount was significantly more in 2005 than in previous years, due to a change in calculation methods and assumptions relating to the Company’s deferred compensation plan.
[2]	Bonuses are reported in the fiscal year in which the bonus was earned.
[3]	This amount represents 401(k) employer match (which in 2005 was $8,271 for Mr. Hennett, $9,890 for Ms. Burdette, $4,320 for Mr. Medlock, and $4,195 for Mr. Williams), disability insurance premium (which was $2,668 in 2005 for Mr. Hennett), group life premium (which was $1,267 for Mr. Hennett, $192 for Mr. Harper, $1,156 for Ms. Burdette, $274 for Mr. Medlock, and $338 for Mr. Williams in 2005), and a restricted stock award to Ms. Burdette valued at $38,750, paid in 2005 as a retirement bonus.
[4]	Includes a stock award paid in 2004 when Mr. Harper was hired, valued at $3,400. Mr. Harper was hired in July 2004.

Stock Option Grants in Last Fiscal Year

The following table sets forth information regarding options to purchase shares of common stock of the Company granted to the named executive officers in 2005. The amounts shown for each named executive officer below as potential realizable values are based entirely on hypothetical annualized rates of stock appreciation of five percent and ten percent compounded over the full ten-year terms of the options. These assumed rates of growth were selected by the SEC for illustration purposes only and are not intended to predict future stock prices, which will depend upon overall stock market conditions and the Company’s future performance and prospects. Consequently, there can be no assurance that the named executive officers will receive the potential realizable values shown in this table.

Name	Number of Securities Underlying Options Granted	Percent of Total Options Granted to Employees in Fiscal Year	Exercise Price Per Share	Expiration Date	Potential Realized Value at Assumed Annual Rates of Stock Price Appreciation for Option Term
					Five Percent ($)	Ten Percent ($)
R. Dennis Hennett(1)	15,000	100%	$27.50	11/17/15	$259,419	$657,419
Kenneth M. Harper(1)	1,000	100%	$27.50	11/17/15	$17,295	$43,828
Sandra I. Burdette(1)	500	100%	$27.50	11/17/15	$8,647	$21,914
J. Richard Medlock, Jr.(1)	3,700	100%	$27.50	11/17/15	$63,990	$162,163
E. Pierce Williams, Jr.(1)	1,700	100%	$27.50	11/17/15	$29,401	$74,507

(1)	The options granted were for a ten year term and were vested immediately upon grant.

Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Option Values

The following table lists the aggregate number of stock options exercised by our named executive officers during the year ended December 31, 2005. Also presented are the number of exercisable and unexercisable stock options and the value of exercisable and unexercisable “in-the-money” stock options at December 31, 2005:

Name	Number of Shares Acquired on Exercise	Value Realized[1]	Number of Securities Underlying Options as Of Year-end Exercisable/ Unexercisable	Value of Unexercised In-the-Money Securities Underlying Options as of Year-end Exercisable/Unexercisable
R. Dennis Hennett	0	0	15,600 / 1,800	$10,512 / $31,536
Kenneth M. Harper	0	0	11,000 / 40,000	$116,000 / $464,000
Sandra I. Burdette	450	$4,451	506 / 3,900	$4,266 / $41,058
J. Richard Medlock, Jr.	100	$808	6,451 / 7,900	$36,369 / $87,458
E. Pierce Williams, Jr.	600	$6,125	2,950 / 5,875	$15,695 / $63,463

[1]	Market value of underlying securities on the exercise date, minus the exercise or base price. The market values were based on information obtained from the website www.NASDAQ.com as of the dates of exercise, and reflect the last sale price on that date multiplied by the number of shares underlying the exercised options.

Stock Appreciation Rights Agreement

On July 13, 2004, the Company and R. Dennis Hennett, the Company’s Chief Executive Officer, entered into a Stock Appreciation Rights Agreement (the “SAR Agreement”) under which Mr. Hennett was granted certain rights to participate in the increase in the book value of the Company’s common stock. Those rights were granted to Mr. Hennett as an incentive for him to remain employed with the Company and to provide him with a future retirement benefit.

General Information. Pursuant to the SAR Agreement, the Company established a Stock Appreciation Rights Account (the “Account”) on its books. The Account is not and will not be funded by the Company and is used only as a measuring tool to determine the benefits to which Mr. Hennett is entitled. Neither the SAR Agreement nor the Account involves the purchase, sale or issuance of any stock of the Company or any related rights. All benefits payable to Mr. Hennett under the SAR Agreement will be paid by the Company in cash. The benefits payable to Mr. Hennett under the SAR Agreement are calculated based upon the number of shares of “Phantom Stock” credited to the Account. Phantom Stock is a term used in the SAR Agreement representing a hypothetical number of shares of common stock of the Company awarded to Mr. Hennett and credited to the Account. The number of shares of Phantom Stock credited to the Account is tied to the appreciation in the book value of the Company’s common stock. It is intended that Mr. Hennett would begin receiving benefits upon his retirement at normal retirement age, or termination of employment as a result of disability, death or an event such as a merger, sale or liquidation of the Company in which the control of the Company was changed. The Company will receive an income tax deduction as a compensation expense when the benefits are paid to Mr. Hennett and Mr. Hennett will then report the benefits as ordinary income.

Initial Phantom Stock Award. The SAR Agreement was effective January 1, 2004 and provided that the Account be credited with an initial award of 19,750 shares of Phantom Stock. The shares of Phantom Stock credited to the Account as of January 1, 2004 were given an initial price per share of $7.68 per share. The price per share was determined by reference to the Company’s book value divided by the total number of shares of common stock outstanding. Book value means the total shareholder’s equity on the Company’s consolidated balance sheet as of a given date. Therefore, the benefits payable to Mr. Hennett are not tied to the increases in the market value of the common stock, but instead are tied to increases in the book value of the common stock.

Future Appreciation and Additional Phantom Stock Awards. Under the SAR Agreement, the shares of Phantom Stock in the account will be valued each year based on the then book value of the Company’s common stock. The value of each share of Phantom Stock in the Account as of each valuation date is the amount, if any, by which the then book value per share exceeds the book value per share on the date shares were credited. The SAR Agreement provides that the book value per share shall never be less than $7.68 per share. If Mr. Hennett is still employed by the Company as of each January 1st and the Company has achieved a minimum of 12% return on equity for the immediately preceding year, additional Phantom Stock Awards will be credited to the Account. The SAR Agreement provides for annual Phantom Stock credits beginning January 1, 2005 of 19,750 shares each year through January 1, 2008. No Phantom Stock credits to the Account will be made for a year if the return on equity threshold is not reached during the immediately preceding year and there will be no Phantom Stock credits to the Account after January 1, 2008.

Payment of Benefits. Upon Mr. Hennett’s termination of employment at normal retirement age (which is defined to be on December 31st of the year in which Mr. Hennett reaches the age of 65 years and 10 months), the value of the Account will be determined and the Company will commence paying the value of the Account to Mr. Hennett upon his retirement. If Mr. Hennett’s employment is terminated prior to normal retirement age (other than by death or disability of Mr. Hennett), the Account would be valued at termination but the benefits payable to Mr. Hennett are subject to a four-year vesting requirement, with 25% of the value of the Account vesting at the end of each year, beginning with 2004. If Mr. Hennett’s employment is terminated due to disability or death, the Account would be valued as of the date of termination with no vesting schedule for determination of the benefits payable. If Mr. Hennett’s employment is terminated due to a change of control, the benefits payable to Mr. Hennett would be equal to the greater of the value of the Account on the date of termination of employment or $373,017. The SAR Agreement does provide that if Mr. Hennett’s employment is terminated due to his gross negligence or gross neglect of duties, conviction of a felony, or fraud, disloyalty or willful violation of law or company policy, his rights to the benefits will be forfeited. In addition, if Mr. Hennett begins receiving benefits and participates in a competing enterprise with the Company, the benefits payable to him will cease. All benefits payable to Mr. Hennett, regardless of the circumstances of employment termination, are payable in 180 consecutive equal monthly installments together with 7% interest per annum, compounded monthly.

SAR Grants in Last Fiscal Year. The table below sets forth certain information concerning the Phantom Stock or SAR’s granted to Mr. Hennett and the potential realizable value of such grants.

Individual Grants					Potential Realized Value at Assumed Annual Rates of Stock Price Appreciation for Option Term
Name	Number of Securities Underlying SARSs Granted (#)[1]	Percent of SARs Granted To Employees In Fiscal Year	Exercise or Base Price ($/sh)[2]	Expiration Date
					5% ($)	10% ($)
R. Dennis Hennett	19,750	100%	$8.65	6/30/08	$26,929	$56,549

[1]	Number of shares has been adjusted for a 3-for-2 stock split effective on March 15, 2004.
[2]	Represents the book value per share on the date of grant.

Salary Continuation Plan

Following is information regarding future benefits payable under our Salary Continuation Plan to our named executive officers. The executive officers listed below will receive the monthly amount indicated each month for 180 consecutive calendar months, beginning the first month following his termination of employment after his “normal retirement date.” “Normal retirement date” is defined by the Salary Continuation Plan as being the date upon which the executive attains 65 years of age.

R. Dennis Hennett	Chief Executive Officer	$3,333.33
Kenneth M. Harper	President	4,166.67
Sandra I. Burdette	Chief Operations Officer	1,666.67
J. Richard Medlock, Jr.	Chief Financial Officer	1,666.67
E. Pierce Williams, Jr.	Chief Credit Officer	1,666.67

The purpose of the Salary Continuation Plan is to encourage the executive to remain in the employ of the Company. The plan is funded by life insurance written on the executive. Under the plan, we promise to pay certain supplemental retirement or death benefits to the executive or his beneficiaries.

Employment Agreement of Kenneth M. Harper and Related Change in Control Provisions

On September 8, 2004, the Bank entered into an employment agreement with Kenneth M. Harper to serve as the president of the Bank. The term of the agreement commenced on July 7, 2004 and may be terminated by either party upon 180 days prior written notice. Under the agreement, Mr. Harper receives a base salary of $145,000 per year, which may be increased from time to time with the approval of the compensation committee of the Board of Directors. Upon execution of the agreement, Mr. Harper received a bonus of 200 shares of common stock of the Company. Pursuant to the agreement, Mr. Harper received an option to purchase 50,000 shares of the Company under the Company’s 2005 Equity Incentive Plan, subject to vesting requirements. Under the Salary Continuation Plan, Mr. Harper is entitled to $50,000 per year for 15 years upon attaining the age of 65, subject to a vesting schedule. He is also entitled to receive incentive compensation equal to 11% of his prior calendar year base salary for each five basis points that the Bank’s return on average assets exceeds 1.10% for the preceding calendar year; provided, however, that in no event shall the total amount of incentive compensation for any calendar year exceed 33% of his base salary for the prior calendar year. Because the Bank’s return on average assets did not exceed the 1.10% benchmark in 2005, Mr. Harper would not have been entitled to incentive compensation under the terms of his employment agreement. However, the compensation committee of the Board of Directors believed that his performance in 2005 warranted, and he was awarded, $40,000. The agreement also provides Mr. Harper with an automobile allowance of $1,000 per month, and he is entitled to participate in the Bank’s insurance, health, retirement, and other benefit plans. During his employment and for a period of one year thereafter, Mr. Harper is prohibited from (a) competing with the Bank within Greenville and Spartanburg Counties, South Carolina; (b) soliciting the Bank’s customers for a competing business; or (c) soliciting the Bank’s employees for a competing business.

In accordance with Mr. Harper’s employment agreement, if within one year following a change in control of the Bank or the Company, Mr. Harper voluntarily terminates his employment with the Bank or is terminated without cause, the Bank will fully vest Mr. Harper in the Salary Continuation Plan. He will also be entitled to cash compensation in an amount equal to his W-2 compensation for the calendar year immediately preceding his termination of employment with the Bank multiplied by a factor of 2.99, not to exceed $500,000. Alternatively, he may opt for full vesting of the incentive stock options to purchase 50,000 shares of the Company’s common stock.

Compensation Committee Interlocks and Insider Participation

The Company’s compensation committee reviews annually the recommendations of executive management regarding administration of salaries and benefits costs. In 2005, the personnel committee was comprised of Mark S. Ashmore, Chairman, Harold K. James, Paul D. Lister, David M. Rogers, and Theron C. Smith, III. R. Dennis Hennett, the Company’s Chief Executive Officer, presents recommendations from executive management and participates in discussions affecting the compensation of all employees except his own.

Board Compensation Committee Report on Executive Compensation

The compensation committee has approved and implemented a formal salary administration program with job grades and salary ranges for all personnel of the Company. Each grade or level has been assigned a salary range based on salary surveys for other financial institutions of comparable markets, size, and complexity. The committee reviews job grades periodically and makes changes as warranted by market conditions or the needs of the Company. The compensation committee typically reviews salary ranges at least every two years and makes adjustments as it deems necessary in light of changes in the employment marketplace, salary surveys of peer banks, economic conditions, and increases in the cost of living.

Annual base salaries are generally set at competitive levels with similar financial institutions and within the Company’s salary administration program. The compensation committee periodically reviews the job performance and individual goal attainment of the Bank’s officers. The job performance and individual goal attainment of non-officers are periodically reviewed by their supervisors. Salary increases are typically based on individual performance and achievement and cost of living increases.

In 2005, the compensation committee approved, and the board ratified, an incentive cash award in light of the Company’s performance and profitability for the year. Non-officer employees participated in the incentive cash award based on evaluations and recommendations by each employee’s immediate supervisor. The Chief Executive Officer recommended incentive cash awards for the Company’s officers, excluding himself. The compensation committee evaluated, approved and recommended that the Board approve these incentive cash awards. As to the incentive cash award for the Chief Executive Officer, the compensation committee evaluated the job performance of the CEO, the performance of the Company, the profitability of the Company, and information from peer data to determine the incentive cash award for the CEO. The Board ratified all incentive cash awards recommended by the compensation committee. The compensation committee will annually evaluate what cash awards are appropriate for the Company’s employees.

The Company’s overall compensation program for its chief executive officer and senior management is intended to attract, motivate, and retain key employees; maintain a base salary structure that is competitive in the Company’s marketplace; link annual incentive cash awards with specific financial performance goals; and provide long-term incentive awards in the form of incentive stock options that align management ownership with shareholder value.

The Compensation Committee:

Mark S. Ashmore, Chairman    Harold K. James    Paul D. Lister    David M. Rogers    Theron C. Smith, III

Performance Graph

We are required to provide our shareholders with a line graph comparing our cumulative total shareholder return with a performance indicator of the overall stock market and either a published industry index or a Company-determined peer comparison. The purpose of the graph is to help shareholders determine the reasonableness of the compensation committee’s decisions with respect to the setting of various levels of executive officer compensation. Shareholder return (measured through increases in stock price and payment of dividends) is often a benchmark used in assessing corporate performance and the reasonableness of compensation paid to executive officers.

However, shareholders should recognize that corporations often use a number of other performance benchmarks (in addition to shareholder return) to set various levels of executive officer compensation. Our 2005 Annual Report to Shareholders contains a variety of relevant performance indicators concerning the Company. Thus, Company shareholders may wish to consider other relevant performance indicators which may be more closely related to officer performance in assessing the reasonableness of Company executive officer compensation, such as growth in earnings per share, book value per share, and cash dividends per share, along with Return on Equity (ROE) and Return on Assets (ROA) percentages.

The performance graph included in this proxy compares the Company’s cumulative total shareholder return over the previous five fiscal years with both the NASDAQ stock index and The Carson Medlin Company’s Independent Bank Index (an index published by the Carson Medlin Company, Investment Bankers). The NASDAQ stock index reflects overall stock market performance. The Independent Bank Index is the compilation of the total return to shareholders over the past five years of a group of 25 independent community banks located in the southeastern states of Alabama, Florida, Georgia, North Carolina, South Carolina, Tennessee, Virginia, and West Virginia. The total five year return was calculated for each of the banks in the peer group taking into consideration changes in stock price, cash dividends, stock dividends, and stock splits since December 31, 2000. The individual results were then weighted by the market capitalization of each bank relative to the entire peer group. The total return approach and the weighting based upon market capitalization are consistent with the preparation of the NASDAQ total return index. The Company believes the Independent Bank Index is a more relevant standard by which community banks should measure their own performance because the peer group is comprised of banks that are closer in size and style of doing business. Furthermore, this index more closely reflects the actual trading patterns of community bank stocks.

Returns assume a beginning stock index price of $100 per share. The value of the Company’s stock as used to develop the graph was based on information obtained by the Company from the website NASDAQ.com regarding trading prices of the Company’s stock. Because the Company’s stock is not actively traded, the information is based on a limited number of transactions.

	2000	2001	2002	2003	2004	2005
Greer Bancshares Incorporated	100	109	114	122	118	187
Independent Bank Index	100	124	154	210	249	252
NASDAQ Index	100	79	55	82	89	91

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth as of March 10, 2006 information with respect to the common stock owned beneficially by each of the directors and nominees individually, by the named executive officers, by all directors and executive officers of the Company as a group, and by each person known to us to hold at least 5% of the Company’s common stock.

The address of each person or group is 1111 West Poinsett Street, Greer, South Carolina 29650, unless otherwise specified.

	Amount and Nature of Beneficial Ownership (1)(2)		Percent of Class (3)
Walter M. Burch	56,139		2.3%
Paul D. Lister	115,834	(4)	4.7%
C. Don Wall	132,102	(5)	5.4%
Theron C. Smith, III	9,120	(6)	*
Gary M. Griffin	46,389	(7)	1.9%
R. Dennis Hennett	18,877		*
David M. Rogers	13,617	(8)	*
Mark S. Ashmore	5,167		*
Harold K. James	49,629	(9)	2.0%
Anthony C. Cannon	3,331		*
Kenneth M. Harper	11,525		*
Sandra I. Burdette	10,352		*
J. Richard Medlock., Jr.	14,051		*
E. Pierce Williams, Jr.	7,925		*

All Directors/Executive Officers as a Group (15 persons)	485,692		19.8%

*	Less than 1%.
(1)	Under the rules of the Securities Exchange Commission, a person is deemed to be the beneficial owner of a security if that person, directly or indirectly, has or shares the power to direct the voting of the security or the power to dispose of or direct the disposition of the security. Accordingly, more than one person may be deemed to be a beneficial of the same securities. A person is also deemed to be a beneficial owner of any securities if that person has the right to acquire beneficial ownership within 60 days of the relevant date. Unless otherwise indicated by footnote, the named individuals have sole voting and investment power with respect to the shares of our stock beneficially owned.
(2)	Amounts disclosed include shares that may be acquired within the next 60 days by exercising vested stock options, as follows: Mr. Burch – 0; Mr. Lister – 1,500; Mr. Wall – 10,500; Mr. Smith – 7,500; Mr. Griffin – 9,000; Mr. Hennett – 15,600; Mr. Rogers – 4,500; Mr. Ashmore – 4,500; Mr. James – 9,000; Mr. Cannon – 3,000; Mr. Harper – 11,000; Ms. Burdette – 506; Mr. Medlock – 6,451; and Mr. Williams – 2,925, and all directors and executive officers as a group, 71,807.
(3)	The calculation is based on 2,455,310 shares of common stock, which is the actual number of shares outstanding as of the March 10, 2006. Pursuant to Rule 13d-3 promulgated under the Securities Exchange Act of 1934, percentages of total outstanding shares have been computed on the assumption that shares of common stock that can be acquired within 60 days upon the exercise of options by a given person or group are outstanding, but no other shares similarly subject to acquisition by other persons are outstanding.
(4)	Includes 23,602 shares owned by Mr. Lister’s spouse.
(5)	Includes 58,040 shares owned by Mr. Wall’s spouse, 59,866 shares owned by companies of which Mr. Wall is majority owner and 18,708 shares owned by Mr. Wall’s mother, for whom he has power of attorney.
(6)	Includes 385 shares owned by Mr. Smith’s son.

(7)	Includes 3,021 shares owned by Mr. Griffin’s spouse, 11,894 shares owned by Mr. Griffin’s children and 7,990 shares owned by a trust for which he is custodian.
(8)	Includes 164 shares owned by Mr. Rogers’ spouse and 2,040 shares owned by Mr. Rogers’ daughter.
(9)	Includes 23,380 shares owned by a company in which Mr. James has an ownership interest, 283 shares owned by Mr. James’ spouse and 3,261 shares for which Mr. James is Trustee under an estate.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Carter, Smith, Merriam, Rogers & Traxler, P.A. provided professional legal services to the Company in 2005. David M. Rogers, a member of the Board of Directors, is an attorney with the Carter, Smith, Merriam, Rogers & Traxler, P.A. law firm. The legal services provided to the Company were at prices and on terms comparable to those provided to their other clients.

The Bank has had, and expects to have in the future, banking transactions in the ordinary course of business with officers, directors, shareholders, and their associates on the same terms, including interest rates and collateral on loans, as those prevailing at the same time for comparable transactions with others. Such loans have not involved more than normal risks of collectability, nor have they presented any other unfavorable features.

Some of the Company’s directors and officers are at present, as in the past, customers of the Bank, and the Company has had, and expects to have in the future, banking transactions in the ordinary course of business with directors and officers and their affiliates, on substantially the same terms, including interest rates and collateral on loans, as those prevailing at the same time for comparable transactions with others. These transactions do not involve more than the normal risk of collectability or present other unfavorable features.

There are no legal proceedings to which any of the Company’s directors or executive officers, or any of their affiliates, is a party that is adverse to the Company.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Based on a review of Forms 3, 4, and 5 and any representations made to us, it appears that all executive officers and directors have made timely filings of Statements of Beneficial Ownership on Form 3, Form 4 and Form 5 during 2005, except the transactions listed below, for which Form 4’s were not filed within the required two days of the transaction.

•	Mr. Hennett reported on May 17, 2005 the sale of 300 shares on April 28, 2005;

•	Ms. Burdette reported on July 6, 2005 the sale of 1,000 shares on March 15, 2005;

•	Mr. Lister reported on March 29, 2005 the purchase of 1,443 shares on March 7, 2005 and reported on August 29, 2005 the purchase of 100 shares on August 19, 2005 and the purchase of 261 shares on August 23, 2005.

As noted above, the Form 4’s for the transactions were subsequently filed.

AUDIT INFORMATION

Auditing and Related Fees

The audit committee of the board engages our independent auditors and approves the amount to be paid for audit services, audit-related services, and tax services. The board of directors approves an annual budget for professional audit fees that includes all fees paid to the independent auditors. Dixon Hughes PLLC was auditor of our financial statements for the years ended December 31, 2005 and 2004. The following table shows the fees that we paid or accrued for the audit and other services provided Dixon Hughes PLLC for the fiscal years ended December 31, 2005 and 2004:

	Year Ended December 31, 2005	Year Ended December 31, 2004
Audit Fees	$57,925	$33,584
Audit-Related Fees	3,320	—
Tax Fees	2,750	2,475
All Other Fees	—	3,070

Total	$63,995	$39,129

Audit Fees. This category includes aggregate fees billed for professional services rendered by Dixon Hughes PLLC for the audit of our annual consolidated financial statements for the years ended December 31, 2005 and 2004 and for the limited reviews of our quarterly condensed consolidated financial statements included in our periodic reports filed with the SEC during 2005 and 2004.

Audit-Related Fees. This category includes aggregate fees billed for non-audit services, exclusive of the fees disclosed relating to audit fees, rendered by Dixon Hughes PLLC during the fiscal years ended December 31, 2005 and 2004.

Tax Fees. This category includes the aggregate fees billed for tax services rendered by Dixon Hughes PLLC during the fiscal years ended December 31, 2005 and 2004. These services consisted primarily of tax compliance.

All Other Fees. This category includes the aggregate fees billed for all other services, exclusive of the fees disclosed above, rendered to us by Dixon Hughes PLLC during the fiscal years ended December 31, 2005 and 2004. These other services included administrative fees relating to the Company’s 401(k) plan, and other consultative fees.

Pre-approved Services

The Company’s Audit Committee Charter stipulates that the audit committee will pre-approve all audit and non-audit services (subject to de minimis exceptions as defined by law for non-audit services) provided by the independent auditors in accordance with applicable regulations. The audit committee may delegate its authority to pre-approve non-audit services to one or more designated audit committee members. The decisions of the designated member(s) shall be presented to, and ratified by, the full audit committee at the next subsequent meeting. In 2005, all audit related services, tax services and other services were pre-approved by the audit committee.

Auditor Independence

The audit committee of the Board believes that the non-audit services provided by Dixon Hughes PLLC are compatible with maintaining the auditor’s independence. None of the time devoted by Dixon Hughes PLLC on its engagement to audit our financial statements for the year ended December 31, 2005 is attributable to work performed by persons other than Dixon Hughes PLLC employees.

Attendance of 2005 Auditors at Annual Meeting

A representative of Dixon Hughes PLLC will be present at the Annual Meeting and will have the opportunity to make a statement. Such representative will be available to respond to appropriate questions that shareholders may have.

Selection of 2006 Auditor

As of the date of this proxy statement, the audit committee is in the process of evaluating proposals from Dixon Hughes PLLC and other CPA firms to perform the 2006 audit of the financial statements. The audit committee will make a recommendation to the Board of Directors concerning the engagement of independent certified public accountants to audit the books of the Company for the 2006 fiscal year and to perform such other appropriate accounting and related services as may be required by management.

Report of the Audit Committee of the Board of Directors

The audit committee of the Board of Directors is responsible for providing independent oversight of the Company’s accounting functions and internal controls. Management is responsible for the Company’s internal controls and financial reporting process. The independent accountants are responsible for performing an independent audit of the Company’s consolidated financial statements in accordance with generally accepted auditing standards and to issue a report thereon. The audit committee’s responsibility is to monitor and oversee these processes.

In connection with these responsibilities, the audit committee has reviewed the audited financial statements for the year ended December 31, 2005 and has discussed the audited financial statements with management. The audit committee has discussed with our independent accountants, Dixon Hughes PLLC, the matters required to be discussed by Statement on Auditing Standards No. 61 — Codification of Statements on Auditing Standards (having to do with accounting methods used in the financial statements). The audit committee has received written disclosures and the letter from Dixon Hughes PLLC required by Independence Standards Board Standard No. 1 (having to do with matters that could affect the auditor’s independence), and has discussed with Dixon Hughes PLLC the accountants’ independence. Based on this, the audit committee recommended to the Board that the audited financial statements be included in Greer Bancshares Incorporated’s SEC Form 10-K for the fiscal year ended December 31, 2005 for the filing with the SEC.

The Audit Committee:
Theron C. Smith, III, Chairman	Anthony C. Cannon	Paul D. Lister

DEADLINE FOR SUBMITTING SHAREHOLDER PROPOSALS

If shareholders wish a proposal to be included in the Company’s proxy statement and form of proxy relating to the 2007 annual meeting, they must deliver a written copy of their proposal to the principal executive offices of the Company no later than December 1, 2006. To ensure prompt receipt by the Company, the proposal should be sent by certified mail, return receipt requested. Proposals must also comply with SEC proxy rules relating to shareholder proposals in order to be included in the Company’s proxy materials.

Any shareholder proposal to be made at an annual meeting, but which is not requested to be included in the Company’s proxy materials, must comply with the following requirements: proposals for director nominations must be delivered to the Company in accordance with the nominating committee guidelines which are discussed beginning on page seven of this proxy statement. Other proposals must be delivered between 60 and 90 days prior to the first anniversary of the preceding year’s annual meeting. However, if the date of the annual meeting is more than 30 days before or more than 60 days after such anniversary date, the shareholder notice must be delivered between 60 and 90 days prior to the annual meeting or within 10 days following the day on which public announcement of the date of the meeting is first made.

AVAILABLE FINANCIAL INFORMATION

The Company will provide free of charge to any shareholder of record as of March 10, 2006 and to each person to whom this Proxy Statement is delivered in connection with the Annual Meeting of Shareholders, upon written request of such shareholder or person, a copy of the Company’s Annual Report on Form 10-K, including financial statements and financial statement schedules (but excluding exhibits), filed with the Securities and Exchange Commission. Any such request should be directed to Greer Bancshares Incorporated, Post Office Box 1029, Greer, South Carolina 29652, Attention: J. Richard Medlock, Jr., Treasurer and Secretary.

Other Matters

We do not know of any other matters to be brought before the Annual Meeting of the Shareholders. However, if any other matters do properly come before the Annual Meeting of the Shareholders, it is intended that the shares represented by the proxies in the accompanying form will be voted in accordance with the best judgment of the persons voting the proxies.

By Order of the Board of Directors,

/s/ David M. Rogers
David M. Rogers
Greer, South Carolina	Chairman, Board of Directors
March 31, 2006	Greer Bancshares Incorporated

ANNEX A

Corporate Governance/Nominating Committee Charter

I. Purpose

The Corporate Governance/Nominating Committee (hereafter “Committee”) is an important Board Committee that will provide oversight and direction in several critical areas that affect the governance and operation of Greer Bancshares Incorporated, Greer State Bank, and Greer Financial Services (hereafter referred to collectively as the “Company”). The responsibilities of this Committee are more fully set forth below.

II. Composition

This Committee shall be comprised of not less than 3 non-employee directors as determined by the Board and such other persons, including employee directors, as the Board deems appropriate. However, a majority of the membership of this Committee will be non-employee directors. The Committee may delegate any of its responsibilities to a subcommittee consisting of one or more of its members.

III. Meetings

This Committee shall meet at least three times each fiscal year and at such other times as it deems necessary to fulfill its responsibilities. Meetings of the Committee may be called by the Chair of the Committee, the Chair of the Board, the Chief Executive Officer or President of the Company, or any two members of the Committee.

A majority of the Committee shall constitute a quorum for the transaction of business. The action of a majority of those present at a meeting, at which a quorum is present, shall be the act of the Committee. The Committee may also act by consent without a meeting.

IV. Powers, Duties, and Responsibilities

This Committee shall have the following powers, duties, and responsibilities:

A.	Organization and governance

•	To evaluate and review with management and make recommendations to the Board regarding the overall effectiveness of the organization of the Board, the conduct of the Board’s business, and the relationship between the Board and management

•	To evaluate and review with management and make recommendations to the Board regarding the Company’s governance principles

•	To identify and bring to the attention of the Board and management current and emerging corporate governance trends, issues, and best practices that may affect the business operations, performance, or public image of the Company

•	To evaluate and review with management and make recommendations to the Board regarding any proposals properly submitted by shareholders to the Board

•	To evaluate and recommend to the Board amendments to the Articles of Incorporation and/or Bylaws of the Company that it believes are appropriate

B.	Board composition, committees, evaluation, and education

•	To review and make recommendations to the Board regarding the composition and organization of the Board, including its size, qualifications of directors, evaluation of director performance, and policies that affect director tenure or retirement

•	To review and make recommendations to the Board regarding the nature, composition, and duties of Board committees

•	To make recommendations to the Board regarding appointments to Board committees and election of committee chairs, including rotation, reassignment, or removal of any Board committee member

•	To review and recommend to the Board, based on criteria established by the Committee or required by the Board, qualified persons to be nominated in accordance with the Company’s bylaws for election or re-election to the Board.

•	To evaluate the performance of the Board and its committees at such times as the committee deems appropriate

•	To recommend to the Board, where appropriate, the removal of any Board member

•	To oversee the orientation of new directors and to oversee a process of continuing education for Board members

C.	Investments; Asset/Liability Management

•	To oversee the Bank’s investments in accordance with the Company’s Investment Policy.

•	To periodically review and make any recommendations to the Board that the Committee deems appropriate related to the Company’s Investment Policy

•	To oversee asset/liability management in accordance with the Company’s Asset/Liability Management Policy

•	To periodically review and make any recommendations to the Board that the Committee deems appropriate related to the Company’s Asset/Liability Management Policy

D.	Facilities; Real Estate

•	To review and recommend to the Board new sites for and construction of branch facilities and to oversee the acquisition of such approved sites and the construction of approved facilities

•	To review and recommend to the Board necessary repairs, enhancements, or modifications to existing facilities or real estate

•	To oversee any other matters affecting the real estate, facilities, or equipment of the Company

E.	Business Development; Marketing

•	To oversee, review, and recommend to the Board appropriate policies regarding business development and marketing

F.	Strategic Opportunities

•	To receive, review, and recommend to the Board appropriate actions in accordance with the Company’s Strategic Opportunities Policy with respect to strategic opportunities that may arise from time to time

•	To periodically review and make any recommendations to the Board that the Committee deems appropriate related to the Company’s Strategic Opportunities Policy

G.	Other

•	To review and recommend to the Board action with respect to other issues or matters that do not clearly fall within the purview of the Audit, Loan, or Compensation/Human Resources Committees

•	To retain, in the Committee’s sole discretion, independent legal counsel or other consultants or advisors as the Committee deems necessary to carry out its duties and responsibilities

•	To review this Charter periodically and to recommend to the Board such amendments to this Charter as the Committee deems appropriate

•	To perform any other activities necessary to carry out its responsibilities under this Charter or as requested by the Board

Approved by the Committee on:

Attest:
Chair of the Committee

Approved by the Board on:

Attest:
Chair of the Board

GREER BANCSHARES INCORPORATED

(864) 877-2000

1111 West Poinsett Street

Greer, South Carolina 29650

NOTICE OF

ANNUAL MEETING

OF

SHAREHOLDERS

PROXY STATEMENT

☒	PLEASE MARK VOTES AS IN THIS EXAMPLE	REVOCABLE PROXY GREER BANCSHARES INCORPORATED
					For	With- Hold	For All Except
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF GREER BANCSHARES INCORPORATED			1.	Election of Directors for three year terms expiring at the 2009 Annual Meeting.	☐	☐	☐

The undersigned, hereby revoking all previous proxies, hereby appoints Walter M. Burch, Gary M. Griffin, and C. Don Wall, and each or any of them, proxies for the undersigned with the power of substitution, to vote all shares of common stock of Greer Bancshares Incorporated, Greer, South Carolina (the “Company”), held of record by the undersigned on March 10, 2006 at the Company’s Annual Meeting to be held April 27, 2006, and at any adjournments thereof, upon the matter listed below, as more fully set forth in the Proxy Statement, and for the transaction of such other business as may properly come before the Annual Meeting.

Nominees to serve a full term of three years:

Mark S. Ashmore and Harold K. James

INSTRUCTION: To withhold authority to vote for any individual nominee, mark “For All Except” and write that nominee’s name in the space provided below.

PLEASE COMPLETE, DATE, SIGN AND PROMPTLY RETURN THIS PROXY IN THE ENCLOSED ENVELOPE.

This proxy may be revoked prior to its exercise. THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED. WHERE NO DIRECTION IS GIVEN, THE SHARES WILL BE VOTED FOR ITEM 1.
	Please be sure to sign and date this Proxy in the box below.	Date
	Stockholder sign above	Co-holder (if any) sign above

+	+

é    Detach above card, sign, date and mail in postage paid envelope provided.    é

GREER BANCSHARES INCORPORATED

Your signature on this proxy should correspond with the name appearing on your stock certificate. When signing as a Personal Representative, Administrator, Trustee, Guardian, Attorney, etc., please indicate your full title. If stock is held jointly, each joint owner must sign.

PLEASE ACT PROMPTLY SIGN, DATE & MAIL YOUR PROXY CARD TODAY

IF YOUR ADDRESS HAS CHANGED, PLEASE CORRECT THE ADDRESS IN THE SPACE PROVIDED BELOW AND RETURN THIS PORTION WITH THE PROXY IN THE ENVELOPE PROVIDED.